UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2007

streetTRACKS® GOLD TRUST

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

001-32356 (Commission File Number)	81-6124035 (IRS Employer Identification No.)

c/o World Gold Trust Services, LLC, 444 Madison Avenue, 3rd Floor New York, New York 10022 (Address of principal executive offices; zip code)

(212) 317-3800
(Registrant’s telephone number, including area code:)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 23, 2007, the sole member of World Gold Trust Services, LLC adopted resolutions authorizing and approving the transfer of the listing of the streetTRACKS® Gold Trust and the trading of the streetTRACKS® Gold Shares (symbol: GLD) (the “Shares”) from the New York Stock Exchange, Inc. (“NYSE”) to its affiliated exchange NYSE Arca, Inc. (“NYSE Arca”), pursuant to the request of NYSE Euronext, Inc. to transfer all exchange traded funds currently trading on the NYSE to NYSE Arca.

On November 26, 2007, World Gold Trust Services, LLC provided a notice of withdrawal to the NYSE indicating the voluntary delisting of the Shares from the NYSE in connection with the transfer of the listing of such Shares to the NYSE Arca trading platform. The transfer will be effective December 13, 2007.

ITEM 7.01 Regulation FD

On November 26, 2007, NYSE Euronext, Inc. and Word Gold Trust Services, LLC jointly issued a press release announcing the transfer of the listing of the Shares to NYSE Arca. The press release is furnished as Exhibit 99.1 to this report and incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits:

Exhibit No.	Description
99.1	Press release dated November 26, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 26, 2007	streetTRACKS® GOLD TRUST (Registrant)*
	By:	World Gold Trust Services, LLC
as the Sponsor of the Registrant

	By:	/s/ James Burton
		Name:	James Burton
		Title:	Managing Director
______________
*

As the Registrant is a trust, this report is being filed on behalf of the Registrant by World Gold Trust Services, LLC, only in its capacity as the sponsor of the Registrant. The identified person signing this report is signing in their capacity as an authorized officer of World Gold Trust Services, LLC.

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated November 26, 2007